Formic Acid Reformer

Enabling automotive and grid scale fuel cells

Background and problem statement

Fuel cells are considered one of the cleanest methods of converting fuel into electricity, with minimal to no global warming byproducts. Their potential to generate ultra clean electricity is driving increased adoption of automotive and grid scale fuel cells. Cars with fuel cells will enable the vision of true zero-emission vehicles. All–electric vehicles merely move the source of greenhouse gas emissions to the point of electricity generation. Similarly, grid scale fuel cells provide near zero greenhouse gas emission for electricity generation. Another key advantage of fuel cells are their "instantly rechargeable" nature, as opposed to traditional batteries. One of the main limiters of the adoption of automotive fuel cells and grid scale fuel cells is the use of hydrogen as a fuel. Compressed hydrogen as a fuel source, when used in automobiles, has associated safety issues. There are limited and cost prohibitions to expand infrastructure in place for the purchase and distribution of compressed hydrogen for a consumer basis. Similarly, typical grid scale storage fuel cell installations require either an onsite hydrogen generation plant or a natural gas pipeline, both of which can add significant cost.

Neah's solution

Neah Power Systems has demonstrated a reformer that allows onsite (point of use) generation of hydrogen using formic acid (HCOOH). **This technology is covered by two pending patent applications.** Many portable energy sources have distinct differences in energy density, safety, cost, and availability as shown in the table below. Formic acid, which is a liquid, is an attractive energy option as it does not have the associated safety and handling challenges as compressed hydrogen.

> *Neah's technology enables the use of a liquid, safe fuel (formic acid) for off-grid power, grid scale backup, and automotive applications without the associated costs of a dedicated hydrogen generation plant or the safety and handling issues associated with the use of compressed hydrogen, especially for automotive applications. Furthermore, formic acid could leverage the existing gasoline distribution infrastructure for enabling zero emission transportation.*

Formic acid as a fuel

Power Source	Theoretical Energy Density (W-hr/kg)	Theoretical Energy Density (W-hr/L)
Lithium-ion[1]	125	440
Lead-acid[1]	30-40	60-75
Formic Acid[2]	1,700	2,086
Hydrogen[3] (5,000psi compressed)	33,333	833

Formic acid is a safe, energy dense storage medium for hydrogen. It is a common preservative and antibacterial agent. Formic acid is produced naturally in ants and bees. Formic acid is a commodity chemical, a raw material for a variety of products, and is available at low cost in bulk quantities from a variety of suppliers. Formic acid is also considered a carbon neutral, renewable energy source, and can be obtained by aqueous catalytic partial oxidation of wet biomass (OxFA process[4,5]). When formic acid is heated, it produces carbon dioxide and water. Upon exposure to catalysts, formic acid decomposes to hydrogen and carbon monoxide. Although it must be handled safely, unlike more traditional fuels, such as gasoline, formic acid is not flammable in 85% concentration. The principal danger from formic acid is from skin or eye contact with concentrated liquid or vapors.




H2 out
H2 catalyst packed bed
Exothermic catalyst
Formic acid fuel in

Neah system offerings

Neah presently offers four standard sizes of reformers for hydrogen fuel cells in **5W**, **10W**, **50W**, and **100W** configurations for demonstration purposes. The fuel tank is adjustable to the energy level or run-time required. Other power ranges and form factors can be made available in customized configurations as well.

Formic acid is pumped from the cartridge with the use of two metering diaphragm pumps; one pump supplies the proper amount of formic acid for hydrogen (H_2) production as reformate, while the other supplies fuel to the catalytic burner to provide a continuous heat supply to the reformer, through a heat exchanger. After exiting the heat exchanger, the reformate is mixed with a small amount of air and passed through a preferential oxidation (PrOx) reactor to remove trace **carbon monoxide (CO) content to less than 10 ppm**. The reformate is then passed to a fuel cell stack to produce electric power, with anode off-gases being vented to the atmosphere. The air supply for the catalytic burner is provided by a small blower. The hydrogen produced can then be used by a variety of fuel cell types – solid oxide fuel cells (SOFC), proton exchange membrane (PEM), etc. for either grid scale power or automotive power.

Fuel cell usage of H_2

The reformer system is designed to provide a sufficient amount of hydrogen to a fuel cell system that uses hydrogen gas as a fuel. For example, considering a 5W electrical power output, the consumption of hydrogen by a fuel cell is described as follows:


Air pump
PrOx reactor
Reformate
Fuel tank
Hex
Reformer pump
Reformer
Burner pump
Burner off-gas
Blower
Catalytic burner

$$n_{H_2} = \frac{P}{V} \times \frac{60}{2 \times 96{,}485 C/\mathrm{mol}}$$

where n_{H_2} is the hydrogen consumption in mol/min, P is fuel cell power, and V is fuel cell voltage. Assuming a 50% electrical efficiency for a PEM stack gives 0.6V, the hydrogen requirement is calculated to be 0.00259mol/min, or 58.1 sccm (standard cubic centimeters per minute - volumetric flow rate calculated at 1 atmosphere pressure and 0°C). It should be noted, however that this is the exact stoichiometric fuel requirement; that is, fuel utilization is 100 % in this calculation. Under more realistic conditions, a fuel stoichiometry of 1.1 or greater is typically used.

System design guidelines and initial product deployment

Neah is in preliminary discussions with other fuel cell companies to license the reformer technology for certain grid scale applications. Neah is also actively exploring partnerships with automobile manufacturers to implement this technology for point source of hydrogen generation for automotive fuel cells. In parallel, Neah is developing stand-alone systems for back-up power for a variety of applications, as well as integrated solutions for a variety of remote monitoring systems. The attached specification sheet is a good calculator to estimate the size of the full system for your specific application. We welcome customer enquiries.

Sample comparison with compressed H2 powered fuel cell car

The DOE guidelines for fuel cell vehicles projects a 156 liter cylinder carrying 3.92 kg of compressed hydrogen is required to provide a 231 mile driving range. Based on projecting the above reported numbers to automotive scale power ranges, if Neah uses the same 156 liter cylinder as a tank for formic acid, Neah would provide 310 mile range, assuming similar efficiency for the compressed hydrogen or the hydrogen generated by reforming formic acid. This liquid fuel addresses the safety concerns of carrying compressed hydrogen as well as the various logistics and infrastructure associated with refilling with compressed hydrogen, whereas the liquid formic acid can re-use existing gasoline infrastructure for handling and distributing the formic acid.

Forward Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and the Company does not undertake any responsibility to update any of these statements in the future. Please read Neah Power System's Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q filed with the SEC during fiscal 2014 for a discussion of such risks, uncertainties and other factors.

For further information and product inquiry please contact Neah Power Systems, at
info@neahpower.com
cdcouto@neahpower.com
425 482 9263 (tel)

References:

[1] D. L. Anglin, D. R. Sadoway, "Battery", in AccessScience@McGraw-Hill, http://www.accessscience.com, DOI 10.1036/1097-8542.075200
[2] J. Yeom, R.S. Jayashree, C. Rastogi, M.A. Shannon, P.J.A. Kenis, "Passive direct formic acid microfabricated fuel cells", Journal of Power Sources 160 (2006) 1058–1064.
[3] National Research Council and National Academy of Engineering of the Engineering of the National Academies, The Hydrogen Economy: Opportunities, Costs, Barriers, and R&D Needs, The National Academies Press, Washington, D.C., 2004.
[4] R. Wölfel, N. Taccardi, A. Bösmann, P. Wasserscheid (2011). "Selective catalytic conversion of biobased carbohydrates to formic acid using molecular oxygen". Green Chem. (13): 2759.
[5] J. Albert, R. Wölfel, A. Bösmann, P. Wasserscheid (2012). "Selective oxidation of complex, water-insoluble biomass to formic acid using additives as reaction accelerators". *Energy Environ. Sci.* (5): 7956.

100W, 24 hour (2400 Wh) Solution

Formira HOD™ Spec. sheet, effective Sept 8 2015



Power Out
Cartridge
Reformer
FC Stack/Electronics

Neah has developed the Formira HOD™ to provide an energy dense (485 Wh/l or 412 Wh/kg), safe, renewable energy based solution for a variety of applications (UAVs, off-grid power, off-grid lighting, automobiles, etc)

The main components of the 100W system are the tank (for the Formira), the reformer (that converts the Formira to hydrogen) and the stack (that combines the hydrogen from the reformer with oxygen from the air to generate power). Additionally there are two pumps and a blower that are very small (between10 cc to 200cc).

For a standalone product the entire system is enclosed in an housing, for an OEM solution, the individual components can be distributed throughout the OEM solution for optimal performance.

This spec sheet serves to provide a mechanism to calculate the size for any application, based on a 100W, 24 hour system (2400 Wh) system.

Component Specifications:

100W PEM Stack:	520 gm / 355 cc
100 W Reformer + pumps	360 gm / 475 cc
Fuel for 100 W / 24 hour	4945 gm / 4080 cc

Sample calculation:

Energy density in Wh/liter = 485 Wh / liter

(= 100 x 24 x 1000 / (355+475+4080))

Energy density in Wh/kg = 412 Wh/kg

(= 100 x 24 x 1000 / (520+360+4945))

For other power ranges and / or duration, for estimation purposes, a linear estimate would be valid.

For example, for a 300 W, 5 hour duration –

Stack volume would be 3x 100W volume = 1065 cc

Reformer volume 3 x 100 W reformer volume = 1425 cc

Fuel needed = 4080 / 24 (fuel per hour for 100W) x 3 (for 300 W vs 100W) x 5 (for 5 hour operation)

= 2550 cc

Energy density for 300W, 5 hour system in Wh/l

(=300x5x1000/(1065+1425+2550) = 297 Wh/l

Similarly for 300W, 40 hour system in Wh/l

(=300x40x1000/(1065+1425+8*2550) = 525 Wh/l

Details :

1. 100W PEM Stack for hydrogen/oxygen operation

Other types of fuel cell stacks (for example solid oxide fuel cells) could provide same energy at less weight / volume. Would be application specific.

2. Fuel is 95% Formic acid + water blend

3. ASP (average selling price) is expected to be between $7 - $10 per Watt, in volume > 1000 units

4. White paper on Neah website that discusses the Formira HOD in detail. http://neahpower.com/pdfs/NP-WhitePaper-BuzzCell.pdf

5. Technology is covered by pending patent applications and trade secret know how.

6. These are the best estimates based on current data. Specifications subject to refinement based on additional data

Neah Power Systems, Inc. • 22118 20th Ave SE, Suite 142 • Bothell, WA, 98021 • (425) 424-3324
www.neahpower.com
products@neahpower.com